PROMISSORY NOTE

$50,000,000.00	New York, New York
As of April ***[___]***, 2011

FOR VALUE RECEIVED, IMH Financial Corporation, a Delaware corporation, having an office at 4900 North Scottsdale Road Suite 5000 Scottsdale, AZ 85251 (“Maker”), promises to pay to NWRA Ventures I, LLC, a Delaware limited liability company, having an address c/o NWRA Capital Partners, LLC, [7 Times Square, New York, NY 10036] (“Payee”), or order, at said office, or at such place in the United States of America as may be designated from time to time in writing by Payee, the principal sum of Fifty Million and 00/100 Dollars ($50,000,000.00) in lawful money of the United States of America (the “Principal Balance”), which is being advanced in accordance with a certain Loan Agreement dated as of the date hereof entered into between Maker, as borrower, and Payee, as lender (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”), with interest thereon at the Base Interest Rate (as hereinafter defined in Section 2 of this Note) from and including the date of this Note to, but not including, the date this Note is paid in full calculated in the manner hereinafter set forth, as follows:

(i)         interest on the Principal Balance at the Base Interest Rate shall be due and payable, in arrears, in immediately available funds on ***[November 1, 2011]***, and January 1, 2012, and on the first Business Day of each ***[April, July, October, January]*** thereafter during the term of this Note (each such date, a “Quarterly Payment Date”); and

(ii)         the entire Principal Balance, together with all interest accrued and unpaid thereon at the Base Interest Rate, the Current Pay Interest Rate, if any, and all Deferred Capitalized Interest (as defined and described in Section 3 of this Note), the Exit Fee (as defined and described in Section 4 of this Note) and all other sums due under this Note, shall be due and payable in immediately available funds on April ***[__]***, 2016 (the “Stated Maturity Date”).

1.           Unless otherwise defined herein, all capitalized terms as used herein shall have the meanings given to such terms in the Loan Agreement.

2.           All interest on the Principal Balance shall be calculated in the manner hereinafter set forth from and including the date of this Note to, but not including, the date this Note is paid in full.  The entire Principal Balance shall bear interest at the Base Interest Rate.  The term “Base Interest Rate” shall mean a rate per annum equal to seventeen percent (17%).  The Base Interest Rate shall be calculated on the basis of the actual number of days elapsed over a 360 day calendar year.  Interest which accrues on the Principal Balance at the Base Interest Rate is herein referred to as “Base Interest”. Notwithstanding anything to the contrary contained in this Note, Payee shall have the right in accordance with the provisions of this Section 2 hereinafter set forth to make an annual election (an “Interest Rate Election”) to receive payment on a current basis of a portion of the Base Interest which accrues on the Principal Balance during calendar year 2012 or during any other calendar year or any partial calendar year during the remaining term of this Note at the Current Pay Interest Rate (as hereinafter defined in this Section 2) and to defer the payment of the remaining balance of Base Interest accrued on the Principal Balance.  In addition, and notwithstanding anything to the contrary contained in this Note, Maker acknowledges and agrees that Payee has elected, effective as of the date of this Note, to (i) defer the payment of 100% of the Base Interest which accrues on the Principal Balance during the period commencing on the date of this Note and ending October 31, 2011, (ii) receive payment on January 1, 2012, of a portion of the Base Interest which accrues on the Principal Balance during the remaining portion of calendar year 2011 (i.e., November 1, 2011 through and including December 31, 2011) at the Current Pay Interest Rate, and (iii) defer the payment of the remaining balance Base Interest which accrues on the Principal Balance during such remaining portion of calendar year 2011 (i.e., five (5%) per annum, which equals the difference between the Base Interest Rate less the Current Pay Interest Rate).  The term “Current Pay Interest Rate” shall mean a rate per annum equal to twelve percent (12%).  The Current Pay Interest Rate shall be calculated on the basis of the actual number of days elapsed over a 360 day calendar year.  Payee shall have the right to make an Interest Rate Election with respect to calendar year 2012 and with respect to each other calendar year or partial calendar year occurring during the remaining term of this Note by delivery to Maker of an election notice in the form of Exhibit A attached to this Note (an “Interest Rate Election Notice”), which notice must be delivered by Payee to Maker not more than thirty (30) days nor less than ten (10) days prior to the beginning of a particular calendar year or partial calendar year.  If Payee timely delivers to Maker an Interest Rate Election Notice with respect to a particular calendar year or partial calendar year, then (a) the portion of the Base Interest which accrues on the Principal Balance at the Current Pay Interest Rate shall be due and payable, in arrears, in immediately available funds on each Quarterly Payment Date following the last day of each calendar quarter during the calendar year or partial calendar year in question, and (b) payment of the remaining balance of Base Interest (i.e., five (5%) per annum, which equals the difference between the Base Interest Rate less the Current Pay Interest Rate), which accrues during the calendar year or partial calendar year in question shall be deferred in accordance with the provisions of Section 3 of this Note.  If Payee shall fail to timely deliver an Interest Rate Election Notice pursuant to this Section 2 with respect to calendar year 2012 or with respect to any other calendar year or partial calendar year during the remaining term of this Note, Payee shall be deemed to have elected to receive Base Interest on the Principal Balance at the Base Interest Rate in arrears on a current pay basis on each Quarterly Payment Date pertaining to any such calendar year or partial calendar year with respect to which Payee has not made such timely election.  All Base Interest with respect to which payment has been deferred in accordance with the provisions of this Section 2 and in accordance with the provisions of Section 3 of this Note is herein collectively referred to as “Deferred Interest”.  Deferred Interest shall be capitalized in accordance with the provisions of Section 3 of this Note.

3.           The outstanding balance of Deferred Interest, as capitalized from time to time in accordance with the provisions of this Section 3 hereinafter set forth shall in turn bear interest at the Base Rate, it being agreed that (i) a portion of interest accrued at the Base Rate on the outstanding balance of Deferred Interest from time to time equal to the Current Pay Interest Rate shall be due and payable, in arrears, on January 1, 2012, and on each Quarterly Payment Date thereafter until the date this Note is paid in full, and (ii) the remaining balance of interest which accrues at the Base Rate on the outstanding balance of Deferred Interest from time to time (i.e., five (5%) per annum, which equals the difference between the Base Interest Rate less the Current Pay Interest Rate) shall in turn be capitalized on January 1, 2012, and on each Quarterly Payment Date thereafter until the date this Note is paid and as so capitalized shall thereafter constitute Deferred Interest bearing and accruing interest at the Base Rate, until the date this Note is paid in full (Deferred Interest, as so capitalized on a quarterly basis in accordance with the provisions of  Section 2 and Section 3 of this Note being herein collectively referred to as “Deferred Capitalized Interest”).  Maker acknowledges and agrees that (i) the provisions of this Section 3 are and will remain in full force and effect through and including the Deferred Capitalized Interest Payment Date (as hereinafter defined in this Section 3) on which all Deferred Capitalized Interest shall be due and payable in full, and (ii) Deferred Capitalized Interest may not be prepaid in whole or in part, except in accordance with the provisions of this Note hereinafter set forth.  Payment of all Deferred Interest, as capitalized quarterly in accordance with the provisions of this Section 3 hereinabove set forth, shall be deferred until the earliest to occur of (i) the date of a prepayment of the Principal Balance in accordance with the provisions of this Note hereinafter set forth, (ii) upon the occurrence of an Event of Default, and (iii) the Stated Maturity Date (the, earliest to occur of such dates, the “Deferred Capitalized Interest Payment Date”).

4.           On the Stated Maturity Date, in addition to the Principal Balance, all unpaid Base Interest, Deferred Capitalized Interest and any and all other amounts of any nature which may or shall then be due and payable by Maker to Payee pursuant to the provisions of this Note, the Loan Agreement and/or the other Loan Documents, Maker shall pay to Payee an exit fee (the “Exit Fee”) equal to fifteen percent (15%) of the outstanding amount of the Debt on the Stated Maturity Date (i.e., the Principal Balance, interest accrued and unpaid at the Current Pay Interest Rate, Deferred Capitalized Interest and all other sums then due and payable under this Note and/or the other Loan Documents).  Maker acknowledges and agrees that the Exit Fee (i) is being paid in consideration of the making of the Loan by Payee to Maker, and (ii) has been earned in full by Payee.  The Exit Fee may not be prepaid in whole or in part, except in accordance with the terms and provisions of this Note hereinafter set forth.

5.           This Note may not be prepaid in whole or in part, except in accordance with the terms and provisions of Section 6 of this Note.

6.           The Principal Balance may not be prepaid, in whole or in part, at any time prior to October ***[__]***, 2014 (the “Closed Period”).  From and after the end of the Closed Period on October ***[__]***, 2014, Maker shall have the right (upon compliance with, and subject to, the following provisions of this Section 6 and subject to the provisions of Section 7 and Section 8 of this Note) to prepay the Principal Balance, in whole, but not in part, upon not less than ninety (90) days’, nor more than one hundred twenty (120) days’ prior written irrevocable notice to Payee specifying the date of prepayment, which date of prepayment shall be the last Business Day during the month of ***[October 2014 or April 2015]*** (each such day, a "Permitted Prepayment Date"), which payment of the Principal Balance shall be accompanied by the payment of an amount equal to the sum of: (i) all accrued and unpaid Base Interest, (ii) all Deferred Compounded Interest, (iii) the Exit Fee, (iv) the Prepayment Premium (as defined and calculated in accordance with the provisions of this Section 6 hereinafter set forth), and (v) all other sums of any nature then payable pursuant to the provisions of this Note, the Loan Agreement and/or the other Loan Documents (items (i), (ii), (iii), (iv) and (v) are collectively referred to herein as the "Prepayment Amount").  The entire Principal Balance, together with the Prepayment Amount shall, notwithstanding anything to the contrary contained in this Note, the Loan Agreement or the other Loan Documents, be absolutely and unconditionally due and payable (i) on the date specified in such irrevocable notice of prepayment (which date must be a Permitted Prepayment Date), and any failure by Maker to effect such prepayment on the date specified in any such irrevocable notice shall, for all purposes, constitute an Event of Default, and (ii) at any time at the sole and absolute discretion of Payee upon the occurrence of an Event of Default.  Together with, and as a condition precedent to the enforceability by Maker of, the irrevocable prepayment notice to be delivered pursuant to this Section 6, Maker shall deliver to Payee an officer’s certificate of Maker, certifying to Payee as of the date of such officer’s certificate, and, as necessary, updating, those representations and warranties contained in Schedule 1 of the Certificate of Designation (the “Prepayment Bringdown Certificate”).  On the date of prepayment, subject to Payee’s right to waive such delivery obligation in its sole and absolute discretion, Maker shall deliver to Payee the Prepayment Bringdown Certificate dated as of the date of such prepayment.  Maker shall pay to Payee contemporaneously with, and as a condition precedent to Payee being obligated to accept, any such prepayment of the Principal Balance, the Prepayment Amount.   All sums which are payable in connection with any prepayment of the Principal Balance pursuant to this Section 6 shall be paid in Federal funds or other immediately available funds.  If a prepayment is effected subsequent to 2 p.m., New York City time, such prepayment shall be deemed to have been made on the next occurring Business Day, in which case Payee shall be entitled to receive interest on the Principal Balance at the Base Rate for each day through, but not including, such next occurring Business Day.  Any payment of the Principal Balance after Payee shall have declared the Debt to be immediately due as the result of the occurrence of an Event of Default, shall be deemed to be a voluntary prepayment for all purposes of this Section 6 (irrespective of whether such payment is made or tendered during or subsequent to the Closed Period), shall be subject to compliance by Maker with all of the provisions, and all of the rights of Payee under, this Section 6, and Section 7 and Section 8 of this Note, and a Prepayment Premium calculated in accordance with the provisions of this Section 6 shall be payable with respect thereto and as a condition precedent to the obligation of Payee to accept such tender.  Payee shall in no event or under any circumstances be obligated to accept any prepayment of the Principal Balance unless it is accompanied by the Prepayment Amount.  The prepayment premium (the “Prepayment Premium”) payable in connection with any prepayment of the Principal Balance in accordance with the provisions of this Section 6 shall be equal to an amount calculated as follows:

An amount determined by calculating as of the date of prepayment, the sum of the present values of the Principal Balance, Base Interest, Deferred Capitalized Interest and the Exit Fee payable in accordance with the provisions of this Note, by discounting (on a quarterly basis) such payments from their scheduled payment dates (i.e., quarterly in the case of current pay Base Interest, and the Stated Maturity Date in the case of the Principal Balance, Deferred Capitalized Interest and the Exit Fee) back to the date of prepayment, utilizing the Discount Rate (as hereinafter defined); provided, that, if Payee exercises its right pursuant to Section 7 of this Note to convert a portion of the Debt into Preferred Equity Shares and to accept payment of the balance of the Debt in cash, or if Payee elects, in its sole and absolute discretion, to accept a partial prepayment of the Principal Balance, then the result of the sum calculated above in this Section 7 shall be multiplied by a fraction, the numerator of which shall be equal to the portion of the Principal Balance which Payee has elected to accept in cash, and the denominator of which shall be equal to the aggregate Principal Balance on the date of prepayment).

The “Discount Rate” shall be a rate equal to two and one-half percent (2.5%), plus a rate which when compounded quarterly, is equivalent to the Treasury Rate (as hereinafter defined); provided, however, that if the Debt is declared to be immediately due and payable by Payee as the result of the occurrence of an Event of Default, and if thereafter Maker tenders a payment of the Debt, which, as noted above shall be deemed to constitute a voluntary prepayment for all purposes of this Section 6 irrespective of whether such payment is made or tendered during or subsequent to the Closed Period, then, (i) for purposes of calculating the Prepayment Premium pursuant to this Section 6 in connection with such prepayment the Base Interest Rate shall, effective as of the date of the occurrence of such Event of Default, be deemed to have been increased to the Default Rate (as hereinafter defined in Section 13 of this Note) and to have remained in effect thereafter through and including the Stated Maturity Date, and interest so accrued at the Default Rate on the entire Principal Balance shall be deemed to have been capitalized and compounded monthly through and including the Stated Maturity Date, and (ii) the Exit Fee payable in connection with any such prepayment shall be deemed to have been increased to twenty five percent (25%) of the then outstanding amount of the Debt.  The “Treasury Rate” is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the date of prepayment, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Stated Maturity Date.  If Release H.15 is no long published, Payee shall select a comparable publication to determine the Treasury Rate.  The determination of the Discount Rate and the Treasury Rate shall be made by Payee on the date which is ten (10) Business Days prior to the scheduled date of prepayment.  Payee shall deliver to Maker a statement setting forth the amount and basis of determination of the Prepayment Premium which is due in connection with a prepayment of the Principal Balance in accordance with the provisions of this paragraph, it being expressly understood that (i) Payee shall not be obligated or required to have actually reinvested the prepaid portion of the Principal Balance in any U.S. Treasury obligations as a condition precedent to Maker being obligated to pay a Prepayment Premium calculated in accordance with the provisions of this Section 6, and (ii) Maker shall not have the right to question the correctness of any such statement or the method of calculation set forth therein, which statement shall in all respects be conclusive and binding upon Maker absent manifest error.

7.           If Maker delivers an irrevocable notice of prepayment to Payee in accordance with the provisions of Section 6 of this Note, Payee shall have the right to exercise the Conversion Right pursuant to the provisions of Article 10 of the Loan Agreement by delivering a Conversion Notice to Maker pursuant to Section 10.1 of the Loan Agreement on or before the close of business on the sixtieth (60th) day following the date of delivery of such irrevocable notice by Maker to Payee, provided that if such sixtieth (60th) day is not a Business Day, the Conversion Notice shall be delivered by the close of business on the first Business Day thereafter, and to elect to convert all or any portion of the Debt which is outstanding on the date designated for such prepayment in such irrevocable notice (or such earlier date as may be mutually agreed upon by Payee and Maker) to Preferred Equity Shares in accordance with the provisions of Article 10 of the Loan Agreement.  The portion of the Debt which is not so converted to Preferred Equity Shares in accordance with the provisions of this Section 7 shall be due and payable in full on the date designated for prepayment in such irrevocable notice (or on such earlier date as may be mutually agreed upon by Payee and Maker).  The Prepayment Premium which will be due in connection with any partial prepayment of the Debt in accordance with the provisions of this Section 7 shall be equal to the Prepayment Premium which would have been due on the date of prepayment if the entire Debt was being prepaid multiplied by a fraction, the numerator of which shall be the amount of the Debt which Payee has elected to permit to be prepaid and not converted to Preferred Equity Shares, and the denominator of which shall be equal to the entire amount of the Debt on the date of prepayment and conversion.

8.           Contemporaneous with any prepayment of this Note by Maker pursuant to, and in accordance with, Section 6 of this Note or pursuant to the provisions of both Section 6 and Section 7 of this Note, as applicable, and as a condition precedent to the obligation of Payee to accept such prepayment, Maker shall, pursuant to Section 2.2.2 of the Loan Agreement, and except as hereinafter expressly provided to the contrary in this Section 8, purchase from Payee and the Affiliates of Payee one hundred percent (100%) of the Lender Common Stock of Maker then held by Payee and/or the Affiliates of Payee for a purchase price calculated pursuant to the provisions of Section 2.2.2 of the Loan Agreement.  If Payee elects, pursuant to the provisions of Section 7 of this Note, to accept only a partial prepayment of the Debt and to convert the balance of the Debt to Preferred Equity Shares pursuant to the provisions of Section 7 of this Note and Article 10 of the Loan Agreement, Maker shall contemporaneously with such partial prepayment, and as a condition precedent to the obligation of Payee to accept such partial prepayment, purchase from Payee and the Affiliates of Payee pursuant to the provisions of Section 2.2.2 of the Loan Agreement a pro-rata portion of the Lender Common Stock of Maker then held by Payee and/or the Affiliates of Payee for a purchase price calculated in accordance with the provisions of Section 2.2.2 of the Loan Agreement, which pro-rata portion shall be equal to the total number of shares of the Lender Common Stock then held by Payee and/or the Affiliates of Payee multiplied by a fraction, the numerator of which shall be the portion of the outstanding Debt being prepaid, and the denominator of which shall be the then total amount of the Debt.  Payee shall have the right in its sole and absolute discretion to waive the requirements of this Section 8 in whole or in part.

9.           Notwithstanding any term to the contrary contained in this Note, at any time prior to the Stated Maturity Date, Payee shall have the right to exercise the Conversion pursuant to, and in accordance with, the terms of Article 10 of the Loan Agreement.

10.         Interest on the Principal Balance calculated in the manner set forth above in this Note shall be paid directly by Maker to Payee in funds settled through the New York City Clearing House Interbank Payment System or other funds immediately available to Payee by 2:00 p.m., New York City time, on the due date thereof, by deposit to [__________] in the name of Payee or such other account as Payee shall designate from time to time by written notice to Maker given not less than five (5) Business Days prior to the next scheduled interest payment date.  Each other payment required to be made under this Note shall be made on the due date thereof, in the manner and at the time and place provided in the immediately preceding sentence.  Payments received after 2:00 p.m., New York City time, shall be deemed to have been received on the next Business Day.  Whenever any payments under this Note, the Loan Agreement or the other Loan Documents shall be stated to be due on a day that is not a Business Day and an alternative payment date is not otherwise provided for, such payment shall be made on the immediately preceding Business Day.

11.         It is hereby expressly agreed that the entire Debt shall become immediately due and payable at the option of Payee on the happening of any Event of Default.

12.           Subject to the provisions of this Section 12 hereinafter set forth, if any installment of Base Interest or Deferred Interest payable under this Note remains unpaid for five (5) days after the due date thereof, or if any other sum payable under this Note remains unpaid for five (5) days after the due date thereof, Maker shall pay to Payee an additional amount equal to five percent (5%) of such unpaid installment or sum as a late payment charge, which additional amount shall constitute part of the Debt and be secured by the Mortgages and the Pledge and Security Agreements.  Payment of late payment charges pursuant to this Section 12 or of interest at the Default Rate shall under no circumstance be deemed a substitute for timely payment in full of all principal, interest and other sums which may or shall become payable under this Note, the Loan Agreement, or any of the other Loan Documents hereunder or thereunder or be deemed to cure any default by Maker.  No acceptance by Payee of any payment in respect of a late payment charge or interest at the Default Rate shall in any event be deemed a waiver by Payee of any of the rights and remedies available to Payee at law, in equity and under the Loan Documents upon a Default or an Event of Default under this Note, the Loan Agreement, or any of the other Loan Documents.

13.           In addition to any late payment charge which may be due under this Note, if the Debt is declared immediately due and payable by Payee pursuant to the provisions of this Note, the Loan Agreement or the other Loan Documents, or if the Debt is not paid in full on the Stated Maturity Date, Maker shall thereafter pay interest on the then entire outstanding Debt (inclusive of any outstanding late payment charges due pursuant to Section 12 above) from the date of such declaration or the Stated Maturity Date, as the case may be, until the date the Debt is paid in full at the Default Rate.  In addition, if a monetary Event of Default or a material non-monetary Event of Default shall occur, the Principal Balance shall, from and including the date upon which such Event of Default or default has occurred and for so long as such Event of Default or default continues and without further act or instrument and without the necessity of any further or prior notice by Payee to Maker, bear interest at the Default Rate, irrespective of whether Payee shall have declared the Debt to be immediately due and payable as the result of the occurrence of such Event of Default or default, and which interest at the Default Rate shall from and after the date of the occurrence of such Event of Default or default shall be capitalized and compounded monthly until paid in full.  The term “Default Rate” shall mean a rate per annum equal to five percent (5%) plus the Base Interest Rate.  The Default Rate shall be calculated on the basis of the actual number of days elapsed over a 360 day calendar year.

14.           Maker hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note.  If any payment under this Note is not made when due, Maker agrees to pay all reasonable, documented, out-of-pocket costs of collection when incurred, including reasonable attorneys’ fees (which costs shall be added to the amount due under this Note and shall be receivable therewith).  Maker agrees to perform and comply with each of the terms, covenants and provisions contained in this Note, the Loan Agreement and the other Loan Documents on the part of Maker to be observed or performed.  No release of any security for the payment of this Note or extension of time for payment of this Note, or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Loan Agreement, or the other Loan Documents made by agreement between Payee and any other person or party shall release, discharge, modify, change or affect the liability of Maker under this Note, the Loan Agreement, or the other Loan Documents.

15.           This Note is subject to the express condition that at no time shall Maker be obligated or required to pay interest on the Principal Balance at a rate which could subject Payee to either civil or criminal liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay.  If, by the terms of this Note, Maker is at any time required or obligated to pay interest on the Principal Balance at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate and interest payable hereunder shall be computed at such maximum rate and the portion of all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the Principal Balance.

16.           If Maker consists of more than one person, party or entity, the obligations and liabilities of each such person, party or entity under this Note shall constitute their joint and several obligations.

17.           This Note is secured by the Mortgages, the Pledge and Security Agreements and the other Loan Documents.

18.           The terms of this Note shall be governed by and construed under the laws of the State of New York without regard to principles of conflict of laws.

19.           This Note may only be modified, amended, changed or terminated by an agreement in writing signed by Payee and Maker.  No waiver of any term, covenant or provision of this Note shall be effective unless given in writing by Payee and if so given by Payee shall only be effective for the specific instance in which given.

20.           Maker acknowledges that this Note and Maker’s obligations under this Note are, and shall at all times continue to be, absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Maker under this Note or the obligations of any other person or party relating to this Note or the obligations of Maker hereunder or otherwise with respect to the Loan, except as enforceability may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).  Maker absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to this Note or the obligations of Maker under this Note or the obligations of any other person or party relating to this Note or the obligations of Maker hereunder or otherwise with respect to the Loan in any action, case or proceeding brought by Payee to collect the Debt, or any portion thereof, or to enforce, foreclose and realize upon the liens and security interests created by the Mortgages, the Pledge and Security Agreements and the other Loan Documents.  Maker acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of Maker under this Note, except those specifically set forth in this Note, the Loan Agreement and the other Loan Documents, and that this Note, the Loan Agreement and other Loan Documents set forth the entire agreement and understanding of Payee and Maker.  Maker specifically acknowledges and agrees that any rights, remedies or monetary claims (including, without limitation, damage claims and indemnity claims) of any kind arising under or in any way related to the provisions of the Loan Agreement that address the Conversion Right and the exercise by Payee of the Conversion Right are (except as otherwise expressly provided to the contrary in the Loan Agreement) independent of and unrelated in any manner whatsoever to Maker’s obligation to pay the Debt and to perform its obligations under the Note, the Loan Agreement and the other Loan Documents.  Maker acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Note or with respect to the obligations of Maker under this Note, except those specifically set forth in this Note, the Loan Agreement and the other Loan Documents, and that this Note, the Loan Agreement and other Loan Documents set forth the entire agreement and understanding of Payee and Maker.

21.           No delay on the part of Payee in exercising any right or remedy under this Note, the Loan Agreement or the other Loan Documents or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy.  No notice to or demand on Maker shall be deemed to be a waiver of the obligation of Maker or of the right of Payee to take further action without further notice or demand as provided in this Note, the Loan Agreement and the other Loan Documents.

22.           If Maker does not maintain a place of business in New York City, Maker shall appoint an agent for service of process (or notice of motion or other application to any court) in New York City and will give prompt notice to Payee of the name and address of any such agent appointed by Maker.  Maker further agrees that the failure of Maker’s agent for service of process to give Maker notice of any service of process will not impair or affect the validity of such service or of any judgment based thereon.  If, despite the foregoing, there is for any reason no agent for service of process on Maker available to be served and if at that time Maker has no place of business in New York City, then Maker irrevocably consents to service of process (or notice of motion or other application to any court) at the last known address of Maker, whether such address be within or without the jurisdiction of any such court.  Maker agrees to submit to personal jurisdiction in the State of New York in any action, case or proceeding arising out of this Note, the Loan Agreement, the other Loan Documents or otherwise with respect to the Loan and, in furtherance of such agreement, Maker hereby agrees and consents that without limiting other methods of obtaining jurisdiction, personal jurisdiction over Maker in any such action, case or proceeding may be obtained within or without the jurisdiction of any court located in New York by service of process in the manner described above.  Maker also agrees that the venue of any litigation arising in connection with the Debt or in respect of any of the obligations of Maker under the Note, the Loan Agreement, the other Loan Documents or otherwise with respect to the Loan shall, to the extent permitted by law, be in New York County.

23.           Maker (and the undersigned representative(s) of Maker, if any) represent that Maker has full power, authority and legal right to execute and deliver this Note and that this Note constitutes the valid and binding obligations of Maker, except as enforceability may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

24.           MAKER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, AND PAYEE BY ITS ACCEPTANCE OF THIS NOTE IRREVOCABLY AND UNCONDITIONALLY WAIVES, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, CASE, PROCEEDING, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE CREDIT FACILITY, THIS NOTE, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS.

25.           Whenever used, the singular number shall include the plural, the plural the singular, and the words “Payee” and “Maker” shall include their respective successors and assigns, provided, however, that Maker shall in no event or under any circumstance have the right without obtaining the prior written consent of Payee in its discretion to assign or transfer Maker’s obligations under this Note, the Loan Agreement or the other Loan Documents, in whole or in part, to any other person, party or entity.

26.           Wherever pursuant to this Note Payee exercises any right given to Payee to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to Payee, the decision of Payee to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, shall be in the sole and absolute discretion of Payee and shall be final and conclusive absent manifest error.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Maker has duly executed this Note as of the day and year first above written.

IMH FINANCIAL CORPORATION

By:
Name:
Title:

Exhibit A

Form of Election Notice

[INSERT PAYEE LETTERHEAD]

[INSERT DATE]

IMH Financial Corporation
4900 North Scottsdale Road
Suite 5000 Scottsdale, AZ 85251
Attention: Mr. Will Meris

Re: That certain Promissory Notice, dated as of April [__], 2011 (the “Promissory Note”), made by IMH Financial Corporation, a Delaware corporation (“Maker”), to the order of NWRA Ventures I, LLC, a New York limited liability company (“Payee”)

Dear Sirs:

The terms of the Promissory Note are incorporated herein.  All capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Promissory Note.

Payee hereby notifies Maker that Payee, pursuant to the provisions of Section 2 of the Promissory Note, elects to receive the Base Interest for the calendar year [____] or partial calendar year [____] as follows: (a) a portion of the Base Interest accruing on the Principal Balance at the Current Pay Interest Rate shall be due and payable, in arrears, in immediately available funds on each Quarterly Payment Date following the last day of each calendar quarter during the calendar year or partial calendar year in question, (b) payment of the remaining balance of Base Interest, which accrues during such calendar year or partial calendar year (i.e., five (5%) per annum, which equals the difference between the Base Interest Rate less the Current Pay Interest Rate) shall be deferred and capitalized in accordance with the provisions of Section 3 of the Promissory Note, and (c) a portion of the Base Interest which accrues on the outstanding balance of Deferred Interest from time to time in accordance with the provisions of Section 3 of the Promissory Note at the Current Pay Interest Rate shall be due and payable, in arrears, in immediately available funds on each Quarterly Payment Date until the date the Promissory Note is paid in full, and the remaining balance of interest which accrues thereon at the Base Rate (i.e., five (5%) per annum, which equals the difference between the Base Interest Rate less the Current Pay Interest Rate) shall in turn be deferred and capitalized in accordance with the provisions of

Section 3 of the Promissory Note, and as so deferred and capitalized shall thereafter constituted Deferred Capitalized Interest, which Deferred Capitalized Interest shall be due and payable on the Deferred Capitalized Interest Payment Date.

Sincerely,

NWRA Ventures I, LLC

By:
Name:
Title: